Bob Udell – Senior Vice President

Lehman Brothers
2007 Worldwide Wireless, Wireline, & Media Conference
May 30, 2007

Company Overview

15th largest Independent Local Exchange Carrier in the U.S. with operations in Illinois and Texas

- Approximately 232,000 access lines, 56,000 DSL subscribers and 8,400 IPTV subscribers, representing over 296,000 total connections
- Providing voice, video and data services
- Triple play offerings in both Texas and Illinois
- First quarter 2007 financial overview:
  - Revenues of $83.0 million
  - Adjusted EBITDA of $37.2 million
  - Cash Available to Pay Dividends of $14.7 million, with a dividend payout ratio of 68.5%

Operations in both Texas and Illinois

Balance of both stable rural and growing suburban markets

Illinois


Quincy
Springfield
Decatur
Champaign
Danville
Mattoon
E. St. Louis

Texas


Dallas
20
Waco
45
35
Lufkin
Conroe
Katy
Houston
10

IPTV Service in Illinois & Texas

A robust offering with over 200 all-digital channels, premium movie packages and over a 1000 hours of movies on demand

IPTV: How Do You Do It?

- Focus, Focus, Focus
- Must be an incremental product
- Become system integrator or copy others
- Centralize design and support functions
- Remote management tools are critical
- Pay attention to training needs

RLECS can deploy faster

with better quality

and lower start-up costs !!!

IPTV: How is it going for Consolidated?

- 8400 Customers Installed
- Platform Stabilized
- Responsive Vendors
- One Call Resolution Trend Improving

DVS
NOW THAT'S TV!